File No.333-00046

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             Registration Statement
                                      under
                           The Securities Act of 1933

                            PENN-AMERICA GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Pennsylvania                                     23-2180139
 State or other jurisdiction of incorporation or       I.R.S. Employer I.D. No.
            organization

                                420 S. York Road
                           Hatboro, Pennsylvania 19040
                                 (215) 443-3656
             (Address & phone number of principal executive offices)

                                 Jon S. Saltzman
                                    President
                            Penn-America Group, Inc.
                                420 S. York Road
                          Hatboro, Pennsylvania, 19040
                     (Name and address of agent for service)

                                 (215) 443-3600
    ------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           Michael B. Pollack, Esquire
                            Reed Smith Shaw & McClay
                             2500 One Liberty Place
                             Philadelphia, PA 19103
                                 (215) 851-8100

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement thereafter becomes effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Deregistration of Shares

         The Registrant, hereby deregisters the remaining 30,853 shares of common stock (the original registered shares were 75,000 which reflects a 3 for 2 stock split of the Registrant's common stock in February, 1997) which had been previously been registered on Form S-3, registration number 333-00046 for the Agency Performance Award & Profit Sharing Plan and which shares have not been issued pursuant to such Plan.

                        SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hatboro, Pennsylvania, on February 13, 1998.

                                             PENN-AMERICA GROUP, INC.


                                             By:/s/ Jon S. Saltzman
                                             Jon S. Saltzman, President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signatures                                      Title                                          Date
/s/ Jon S. Saltzman                             Principal Executive Officer and                       February 13, 1998
            Jon S. Saltzman                     Director

/s/ Robert A. Lear                              Director                                              February 13, 1998
            Robert A. Lear

/s/ Irvin Saltzman                              Director                                              February 13, 1998
            Irvin Saltzman

/s/ James E. Heerin, Jr.                        Director                                              February 13, 1998
            James E. Heerin, Jr.

/s/ Charles Ellman                              Director                                              February 13, 1998
            Charles Ellman

/s/ M. Moshe Porat                              Director                                              February 13, 1998
            M. Moshe Porat

/s/ Paul Simon                                  Director                                              February 13, 1998
            Paul Simon

/s/ Thomas M. Spiro                             Director                                              February 13, 1998
            Thomas M. Spiro

/s/ Jami Saltzman-Levy                          Director                                              February 13, 1998
            Jami Saltzman-Levy

 /s/ Rosemary Ferrero                           Principal Finance and                                 February 13, 1998
            Rosemary Ferrero                    Accounting Officer and Secretary